EXHIBIT  99.1

CDTi Announces Appointment of

Christopher J. Harris as President and CEO

Ventura, Calif., July 7, 2014 -- Clean Diesel Technologies, Inc. (NASDAQ:CDTI) (“CDTi” or the “Company”), a leader in advanced emissions control solutions, announced today that its Board of Directors has named Christopher J. Harris as its new President and Chief Executive Officer. Concurrent with Mr. Harris’ appointment, the Board of Directors discontinued the Office of the Chief Executive Officer, established on an interim basis in December 2013.  Nikhil A. Mehta, a former member of the Office of the CEO, will continue as the Company’s Chief Financial Officer and Pedro J. Lopez-Baldrich, also a former member of the Office of the CEO, will continue as the Company’s General Counsel and Vice President of Administration.

Mr. Harris has over 25 years of technical, commercial and general management experience in both privately-held and publicly-traded specialty chemicals and materials companies. Mr. Harris has served as CDTi’s Chief Operating Officer and Vice President, Integrated Supply Chain and Research and Engineering since April 2012. Mr. Harris joined the Company as Chief Operations Officer in October 2010, following the business combination of CDTi and Catalytic Solutions, Inc. Mr. Harris served as President of Catalytic Solutions, Inc.'s Catalyst business from August 2008 to October 2010. From May 2007 to August 2008, Mr. Harris served as Chief Operating Officer of Aculon, Inc., an early-stage nanotechnology company, and prior to that was Global Vice President/General Manager of Avery Dennison Corporation's Performance Polymers business. Earlier in his career, Mr. Harris held various management positions in North America and Europe during eleven years with Rohm and Haas Company.

“I am honored to have been chosen by the Board to lead CDTi into what we all believe will be an exciting period of renewed growth for our Company,” said Chris Harris. “CDTi’s focus on execution in product and technology development has established us as an innovator in the catalyst industry. And it is this spirit and culture of innovation that will be particularly valuable to global auto OEM’s as they increasingly demand low and zero platinum group metal solutions for their catalyst requirements.”

“On behalf of the Board of Directors, I am very pleased to welcome Chris as CDTi’s President and Chief Executive Officer,” said Alexander Ellis, Chairman of the CDTi Board. “Chris possesses a deep understanding of our Company’s customer base, manufacturing operations and industry-leading technology development efforts, making him ideally suited to lead the next phase of the organization’s growth and success. In welcoming Chris, I also want to thank Nikhil and Pedro for their leadership during the past several months. Their dedication and contributions as members of the Office of the CEO have been extremely valuable during this interim period,” added Mr. Ellis.

About CDTi

CDTi is a vertically integrated global manufacturer and distributor of emissions control systems and products, focused on the heavy duty diesel and light duty vehicle markets. CDTi utilizes its proprietary patented Mixed Phase Catalyst (MPC®) technology, as well as its ARIS® selective catalytic reduction, Platinum Plus® fuel-borne catalyst, and other related technologies to provide high-value sustainable solutions to reduce emissions, increase energy efficiency and lower the carbon intensity of on- and off-road combustion engine systems. CDTi is headquartered in Ventura, California and currently has operations in the U.S., the U.K., Canada, France, Japan and Sweden. For more information, please visit www.cdti.com.

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CDTi * 4567 Telephone Road, Suite 100 * Ventura CA 93003 * 805-639-9458

www.cdti.com

Forward-Looking Statements Safe Harbor

Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact should be considered forward-looking statements. You can identify these forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk. In this document, the Company includes forward looking statements regarding growth and success, business focus, and increasing demands by global auto OEM’s for low and zero platinum group metal solutions.  In general, actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to the risks and uncertainties discussed or referenced in the Company’s filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent the Company’s estimates only as of the date such statements are and should not be relied upon as representing the Company’s estimates as of any subsequent date. The Company specifically disclaims any obligation to update forward-looking statements. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

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Contact Information:

Kevin M. McGrath

Cameron Associates, Inc.

Tel:  +1 (212) 245-4577

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CDTi * 4567 Telephone Road, Suite 100 * Ventura CA 93003 * 805-639-9458

www.cdti.com